                                                                     EXHIIT 4(f)

                                 AMENDMENT NO. 1
                                       TO
                           LOAN AND SECURITY AGREEMENT
                          DATED AS OF DECEMBER 1, 1998

                  THIS AMENDMENT NO. 1 dated as of December 23, 1998 (this "Amendment") is entered into among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), BNY FINANCIAL CORPORATION, a New York corporation ("BNY") formerly known as Bank of New York Commercial Corporation, NATIONSBANK, N.A., a national banking association ("NB") (BABC, BNY and NB and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of BABC, BNY and NB and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"), LACLEDE STEEL COMPANY, a Delaware corporation, as debtor and debtor-in-possession (the "Parent"), with an office at One Metropolitan Square, 211 North Broadway, St. Louis, Missouri 63102-2750, and LACLEDE CHAIN MANUFACTURING COMPANY, a Delaware corporation, as debtor and debtor-in-possession ("Laclede Chain"), with an office at One Metropolitan Square, 211 North Broadway, St. Louis, Missouri 63102-2750, and LACLEDE MID AMERICA INC., an Indiana corporation, as debtor and debtor-in-possession ("Laclede Mid America"), with an office at One Metropolitan Square, 211 North Broadway, St. Louis, Missouri 63102-2750 (the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to collectively as the "Borrowers" and each of the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to individually as a "Borrower").

                              W I T N E S S E T H:

                  WHEREAS, the Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of December 1, 1998 (the "Loan Agreement," capitalized terms used herein without definition having the meanings given such terms in the Loan Agreement); and

                  WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

                  Section 1. Amendment of the Loan Agreement. Subject to the fulfillment of the conditions precedent set forth in Section 2 below, the Loan Agreement is amended as follows:


         (a) The reference in the definition of "Majority Lenders" to "seventy-five percent (75.0%)" is hereby changed to "seventy-six percent (76.0%)".

         (b) The following provision is added to the end of Section 7.2:
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         "Notwithstanding anything to the contrary contained herein, nothing in this Section 7.2 shall be construed as a representation that any of the Agent's liens or security interests have priority over the Carveout."

         (c) Section 8.25 is hereby deleted in its entirety and replaced with the following:

         "The Direct Contribution of the Alton Steel Operations will not be less than the following amounts for the following periods:


                  Period                                 Amount
                  ------                                 ------

         Three months ending 3/31/99                 $(1,250,000)

         Six months ending 6/30/99                   $(1,500,000)

         Nine months ending 9/30/99                  $(1,500,000)

         Twelve months ending 12/31/99               $(1,700,000)

         (d) The following provision is added to the end of Section 8.27:

         "Notwithstanding anything to the contrary herein, prior to an Event of Default, the Committee shall be entitled to use up to $100,000 of proceeds of Post-Petition Revolving Loans for the purpose of investigating the validity, extent, priority, and enforceability of the Pre-Petition Obligations and the Lenders' liens and security interests in the Pre-Petition Collateral."

         (e) The following provision is added to the beginning of Section
         8.29(h):

         "Except pursuant to order of the Bankruptcy Court after an actual hearing and sufficient notice thereof to the Agent and the Lenders with an opportunity to object,"

         (f) The proviso contained in Section 10.1(c)(iii) commencing with the words "provided, however" through the end of Section 10.1(c)(iii) is hereby deleted.

         (g) Section 10.1(f) is hereby deleted in its entirety and replaced with the following:

                  "(f) An order with respect to the Case shall be entered by the Bankruptcy Court, or any party shall file an application for an order with respect to the Case seeking relief, (i) appointing a trustee under
         Section 1104 of the Bankruptcy Code, (ii) appointing an examiner or responsible person with expanded powers similar to a trustee, or (iii) dismissing or converting the Case (or any part thereof) whether pursuant to Section 105, 305, or 1112 of the Bankruptcy

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

         Code, or otherwise, and such application shall either have been granted in whole or in part or, within forty-five (45) after the filing thereof, shall not have been dismissed with prejudice."

         (h) Section 10.1(g) is hereby deleted in its entirety and replaced with the following:

             "(g) An order with respect to the Case shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in the Case other than a Consensual Plan, or any party shall file and seek to prosecute either (i) a plan of reorganization or liquidation in the Case, or (ii) a direct or indirect amendment of a plan of reorganization or liquidation in the Case, which plan, or direct or indirect amendment, does not have the prior written support of the Majority Lenders (which the Majority Lenders may withhold in their sole discretion), provided, however, that the foregoing shall not apply to non-material amendments to a plan which do not affect the Agent or the Lenders."

         (i) Sections 10.1(p) and (q) are hereby deleted in their entirety and replaced with the following:

             "(p) Any Termination Event occurs which the Agent believes could subject any Borrower or any ERISA Affiliate to an administrative claim in excess of $500,000;

             (q) The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of
         Section 412(a) of the Code and the Agent believes that the substantial business hardship upon which the application for such waiver is based could subject any Borrower or any ERISA Affiliate to an administrative claim in excess of $500,000;"

         (j) The following Section 10.1(u) is hereby added to the Loan
         Agreement:

         "All agreements incorporating the claims and liens of the Lenders from and after the effective date of a plan for the Debtors shall not have been filed in form and substance satisfactory to the Lenders with the Bankruptcy Court on or before fifteen (15) days prior to the voting deadline for such plan, or a party shall seek to amend or replace any such agreements after such filing without the written consent of the Majority Lenders (or, to the extent required herein, without the written consent of each Lender)."

         (k) The reference in Section 10.2(d) to "three (3) Business Days" is hereby changed to "five days".

         (l) The following provision is added to the end of Section 14.7:

             "If to the Committee:

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                  Mr. Larry Handlesman
                  Mr. Robert Raskin
                  Stroock, Stroock & Lavan
                  180 Maiden Lane
                  New York, NY 10038
                  Telecopy No. (212) 806-6006"


                  Section 2. Conditions to Amendment. This Amendment shall become effective upon the receipt by the Agent by facsimile transmission of a counterpart of this Amendment executed by each Borrower and each Lender, and execution of this Amendment by the Agent (provided, that each Borrower and each Lender shall promptly execute six applicable signature pages hereof and deliver such pages to the Agent).

                  Section 3. Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no Event of Default has occurred and is continuing.

                  Section 4.  Reference to and Effect on the Loan Agreement.

                  (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby.

                  (b) Except as specifically amended above, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

                  Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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                  Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

                  Section 7. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of December 23, 1998.


                            LACLEDE STEEL COMPANY, as
                            Debtor and Debtor-in-Possession


                            By: /s/ M H Lane
                               -------------------------------------
                               Vice President


                            LACLEDE CHAIN MANUFACTURING COMPANY, as
                            Debtor and Debtor-in-Possession


                            By: /s/ M H Lane
                               -------------------------------------
                               Vice President


                            LACLEDE MID AMERICA INC., as
                            Debtor and Debtor-in-Possession


                            By: /s/ M H Lane
                               -------------------------------------
                               Vice President


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                             BANKAMERICA BUSINESS CREDIT, INC., as the Agent


                             By:  /s/ Michael Jasaitis
                                -------------------------------------
                                Vice President


                             BANKAMERICA BUSINESS CREDIT, INC., as a Lender


                             By:  /s/ Michael Jasaitis
                                -------------------------------------
                                Vice President

                                      S-2
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                             BNY FINANCIAL CORPORATION, as a Lender
                             and as successor to THE BANK OF NEW YORK
                             COMMERCIAL CORPORATION


                             By:  /s/ Anthony Viola
                                ---------------------------------------
                                Vice President


                                      S-3
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                             NATIONSBANK, N.A., as a Lender


                             By: /s/ Scott Taylor
                                ---------------------------------
                                Vice President

                                      S-4